EXHIBIT 4.2


                       EIGHTH AMENDMENT TO
                       TERM LOAN AGREEMENT

    This Amendment is made as of this 16th day of April, 1997, by and between INTERRA FINANCIAL INCORPORATED, a Delaware corporation, formerly known as Inter-Regional Financial Group, Inc. (the "Borrower") and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Bank").

    The Borrower and the Bank have entered into a Term Loan Agreement dated as of October 16, 1992, as amended by a First Amendment to Term Loan Agreement dated as of March 12, 1993, a Second Amendment to Term Loan Agreement dated as of June 23, 1993, a Third Amendment to Term Loan Agreement dated as of November 30, 1993, a Fourth Amendment to Term Loan Agreement dated as of June 27, 1994, a Fifth Amendment to Term Loan Agreement dated as of September 30, 1994, a Sixth Amendment to Term Loan Agreement dated as of June 29, 1995 and a Seventh Amendment to Term Loan Agreement dated as of March 15, 1996 (as amended, the "Loan Agreement"), pursuant to which the Bank made the Term Loan to the Borrower subject to the terms and conditions set forth in the Loan Agreement.

    The Term Loan made by the Bank to the Borrower under the Loan
Agreement is  evidenced by  the Term  Note of  the Borrower dated
October 16, 1992, payable to the order of the Bank in the original principal of $2,000,000 (the "Term Note").

    The Borrower has requested that the Bank amend certain provisions of the Loan Agreement and the Bank is willing to do so pursuant to the terms and conditions set forth in this Agreement.

    ACCORDINGLY, the parties hereto agree as follows:

    1. All capitalized terms used in this Amendment, unless specifically defined herein, shall have the meanings given to such terms in the Loan Agreement.

    2. The Exhibit B referred to in Section 4.04 of the Credit Agreement is hereby replaced with the Exhibit C attached to this Amendment, which new Exhibit C reflects that (i) Interra Lending Services Inc. is a Subsidiary of the Borrower, (ii) Regional Operations Group, Inc. has changed its name to Interra Clearing Services, Inc. and (iii) IFG Asset Management Services, Inc. has changed its name to Interra Advisory Services Inc.

    3. The Loan Agreement is hereby amended by adding the following new Section 5.10 immediately following existing Section
5.09:

          "Section 5.10 Policy and Procedures for Lending by Interra Lending Services. Attached as Exhibit A to the Eighth Amendment to Term Loan Agreement dated as of April 16, 1997 are the Policy and Procedures which have been established for Interra Lending Services Inc. ("ILS"). The Borrower covenants and agrees that it will promptly deliver to the Bank any amendment, supplement or restatement to such Policy and Procedures which is adopted after the date of the Eighth Amendment to Credit Agreement."

    4. Section 6.03(c) of the Loan Agreement is hereby amended by deleting existing Section 6.03(c) in its entirety and by substituting therefor the following new Section 6.03(c):

          "(c) in addition to any guaranties set forth in Exhibit D,

               (i) a guaranty by the Borrower of indebtedness of Interra Lending Services Inc. ("ILS") to The Chase Manhattan Bank ("Chase") pursuant to the guaranty (the "Chase Guaranty") in the form of Exhibit B attached to the Eighth Amendment to Term Loan Agreement dated as of April 16, 1997, between the Borrower, the Bank; provided, however, that the Bank's consent to the Chase Guaranty is and shall remain effective only for so long as the Borrower and ILS are in compliance with each of the following requirements: (A) the credit facility (and the outstanding indebtedness thereunder) of Chase to ILS does not exceed at any time $50,000,000 in the aggregate, (B) all loans made by Chase to ILS are secured by ILS's pledge of the underlying loans made by ILS to its customers, including the stock pledged by customers of ILS to ILS, (C) if the stock pledged by the customers of ILS to ILS are subject to Rule 144/Rule 145 restrictions, such pledged stock meets Rule 144/Rule 145 requirements for saleability and are not subject to a lockup or other restrictions, (D) all loans made by ILS to its customers meet the following minimum equity to collateral requirements with respect to the pledged stock: (1) with respect to each loan at the time such loan is made, the ratio of the pledged stock value minus the loan amount to the pledged stock value is at least 50% and (2) with respect to each loan at all times after the time such loan is made, the ratio of the pledged stock value minus the loan amount to the pledged stock value is at least 35%, and (E) the Chase Guaranty has not been amended without the prior written consent of the Bank,

                (ii) a guaranty by the Borrower of indebtedness of ILS to the Bank and/or First Bank National Association ("First Bank") or a syndicate of financial institutions of which the Bank and First Bank are parties (such lender or lenders is herein called the "Additional ILS Lender") pursuant to a guaranty (the "Additional Guaranty") which is similar to the Chase Guaranty; provided, however, that the Bank's consent to the Additional Guaranty is and shall remain effective only for so long as the Borrower and ILS are in compliance with each of the following requirements: (A) the sum of the outstanding indebtedness of Chase to ILS and of the Additional ILS Lender to ILS does not exceed at any time $50,000,000 in the aggregate, (B) all loans made by the Additional ILS Lender to ILS are secured by ILS's pledge of the underlying loans made by ILS to its customers, including the stock pledged by customers of ILS to ILS, (C) if the stock pledged by the customers of ILS to ILS are subject to Rule 144/Rule 145 restrictions, such pledged stock meets Rule 144/Rule 145 requirements for saleability and are not subject to a lockup or other restrictions, (D) all loans made by ILS to its customers meet the following minimum equity to collateral requirements with respect to the pledged stock: (1) with respect to each loan at the time such loan is made, the ratio of the pledged stock value minus the loan amount to the pledged stock value is at least 50% and (2) with respect to each loan at all times after the time such loan is made, the ratio of the pledged stock value minus the loan amount to the pledged stock value is at least 35%, and (E) the Additional Guaranty has not been amended without the prior written consent of the Bank, and

                (iii) guaranties by the Borrower of indebtedness (including capitalized lease obligations) and operating leases of the Subsidiaries (other than the guaranties permitted by Sections 6.03(c)(i) or (ii), 6.03(d) and 6.03(e)); provided that the sum of the aggregate principal amount of indebtedness guaranteed plus the aggregate amount of all payments under operating leases guaranteed under this clause (iii) shall not exceed $6,000,000;"

    5. All references in the Loan Documents to Inter-Regional Financial Group, Inc. are hereby amended to be references to Interra Financial Corporation. All references in the Loan Documents to Regional Operations Group, Inc. or "ROG" are hereby amended to be references to Interra Clearing Services Inc. All references in the Loan Documents to IFG Asset Management
Services, Inc. are hereby amended to be references to Interra Advisory Services Inc.

    6. The Borrower hereby represents and warrants to the Bank that:

          (a) The Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver this Amendment and perform all of its obligations under the Loan Agreement, as amended by this Amendment, and under the Term Note.

          (b) The execution, delivery and performance by the Borrower of its obligations under the Loan Agreement, as amended by this Amendment, and under the Term Note have been duly authorized by all necessary corporate action on the part of the Borrower and do not and will not (1) require any consent or approval of the stockholders of the Borrower, or any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (2) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Certificate of Incorporation or Bylaws of the Borrower, (3) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which the Borrower or its properties may be bound or affected, or (4) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

          (c) The Loan Agreement, as amended by this Amendment, and the Term Note constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

          (d) All of the representations and warranties contained in Article IV of the Loan Agreement are correct on and as of the date hereof, except to the extent that such representations and warranties relate solely to an earlier date.

    7. On the date this Amendment becomes effective, all references in the Loan Agreement to "this Agreement" and all references in the Term Note to the "Term Loan Agreement" shall be deemed to refer to the Loan Agreement as amended by this Amendment.

    8. Except as explicitly amended by this Amendment, all of the original terms and conditions of the Loan Agreement and the Term Note shall remain in full force and effect.

    9. The Borrower hereby agrees to pay all reasonable fees and disbursements of counsel to the Bank for the services performed by such counsel in connection with the preparation of this Amendment and any documents or instruments incidental thereto.

    10.  This  Amendment   may  be   executed  in  any  number  of
counterparts, each of which shall be deemed to be an original and all such counterparts, taken together, shall constitute but one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                              INTERRA FINANCIAL INCORPORATED

                              By:  Daniel J. Reuss
                                   ----------------------
                                   Daniel J. Reuss

                              Its: Senior Vice President

                              NORWEST BANK MINNESOTA,
                                NATIONAL ASSOCIATION

                              By:  Edward J. Meyer
                                   ----------------------
                                   Edward J. Meyer

                              Its: Vice President